Exhibit 10.2
THIRD AMENDMENT
TO THE
UNUM GROUP NON-QUALIFIED
DEFINED CONTRIBUTION RETIREMENT PLAN
The Unum Group Non-Qualified Defined Contribution Retirement Plan (the “Plan”) was established effective January 1, 2014. The Plan has been amended by a First Amendment, effective January 1, 2019, and a Second Amendment, effective January 1, 2020. The Plan is further amended as set forth herein.
1.The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.
2.Section 2.1(a) is amended to read as follows:
(a)A deferral election shall be made by such written, telephonic or electronic means as shall be prescribed by the Plan Administrator. Except as hereinafter provided, a 401(a)(17) Participant who elects to defer Compensation may not defer a percentage of his or her Compensation each payroll period less than 1% or more than 50%, for Plan Years beginning before January 1, 2027, or more than 75%, for Plan Years beginning on or after January 1, 2027. The deferral percentage must be a whole number.
3.Section 4.5 is amended by adding to the end thereof the following new paragraph:
Notwithstanding anything to the contrary in this Section 4.5, effective June 1, 2026, a Participant may make a one-time irrevocable election, in such manner as shall be prescribed by the Plan Administrator, to change his or her previously elected form of distribution to another available form of distribution, but only as to the portion of the Participant's Account, if any, as to which distribution has not already commenced. Such election shall take effect on the date that is 12 months after the date the election is made, unless, within such 12-month period, the Participant Terminates Employment, or, in the case of a Participant who has made a transition election as described in Section 4.l(a)(i), has both Terminated Employment and reached the distribution date so elected. Such election, if given effect, shall also have the effect of changing the date on which distribution was previously to be made or commenced to the date that is 5 years after such previous date.
4.This Amendment shall be effective June 1, 2026.
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NOW, THEREFORE, Unum Group has caused this Third Amendment to be executed on this 29th day of April, 2026.

UNUM GROUP

By: /s/ Allison Salkeld
Name: Allison Salkeld
Title: Vice President, Global Total Rewards